                                                                EXHIBIT 10.6.22

                                                      Service Package No: 40295
                                                               Amendment No.: 0

                          GAS TRANSPORTATION AGREEMENT

                       (For Use under FT-A Rate Schedule)

     THIS AGREEMENT is made and entered into as of the 1 day of August, 2002, by and between TENNESSEE GAS PIPELINE COMPANY, a Delaware Corporation,  hereinafter referred to as  "Transporter"  and  SELKIRK  COGEN  PARTNERS,  L. P., a DELAWARE
Limited  Partnership  hereinafter  referred  to as  "Shipper."  Transporter  and
Shipper shall collectively be referred to herein as the "Parties."

                             ARTICLE I - DEFINITIONS

1.1  TRANSPORTATION  QUANTITY - shall mean the  maximum  daily  quantity  of gas which Transporter agrees to receive and transport on a firm basis,  subject to Article  II herein,  for the  account of Shipper  hereunder  on each day during each year during the term hereof,  which shall be 21000  dekatherms.
     Any limitations on the quantities to be received from each Point of Receipt and/or delivered to each Point of Delivery shall be as specified on Exhibit
     “A” attached hereto.

1.2  EQUIVALENT QUANTITY - shall be as defined in Article I of the General Terms and Conditions of Transporter’s FERC Gas Tariff.

                           ARTICLE II - TRANSPORTATION

Transportation  Service -  Transporter  agrees to accept and receive  daily on a firm basis,  at the Point(s) of Receipt from  Shipper or for  Shipper's  account such  quantity  of gas  as  Shipper  makes  available  up to the  Transportation
Quantity,  and to deliver to or for the  account of Shipper to the  Point(s)  of
Delivery an Equivalent Quantity of gas.

                 ARTICLE III - POINT(S) OF RECEIPT AND DELIVERY

The Primary  Point(s) of Receipt and Delivery shall be those points specified on
Exhibit "A" attached hereto.

                                   ARTICLE IV

All  facilities  are in  place  to  render  the  service  provided  for in  this
Agreement.

        ARTICLE V - QUALITY SPECIFICATIONS AND STANDARDS FOR MEASUREMENT

For all gas received,  transported and delivered  hereunder the Parties agree to the Quality  Specifications  and Standards for  Measurement  as specified in the
General Terms and Conditions of Transporter’s FERC Gas Tariff Volume No. 1.
To the  extent  that no new  measurement  facilities  are  installed  to provide service hereunder,  measurement  operations will continue in the manner in which they have  previously  been handled.  In the event that such  facilities are not operated by  Transporter  or a  downstream  pipeline,  then  responsibility  for operations shall be deemed to be Shipper’s.

                                                      Service Package No: 40295
                                                                Amendment No: 0

            ARTICLE VI- RATES AND CHARGES FOR GAS TRANSPORTATION

6.1  TRANSPORTATION  RATES - Commencing  upon the  effective  date  hereof,  the rates, charges, and surcharges to be paid by Shipper to Transporter for the
     transportation   service  provided  herein  shall  be  in  accordance  with transporter’s  Rate Schedule FT-A and the General Terms and Conditions
     of  Transporter’s  FERC Gas Tariff. Except as provided to the contrary in any written or electronic  agreement(s)  between Transporter and Shipper in effect during the term of this Agreement,  Shipper shall pay Transporter the  applicable  maximum  rate(s)  and all  other  applicable  charges  and surcharges specified in the Summary of Rates in Transporter’s FERC Gas
     Tariff and in this Rate Schedule.  Transporter and Shipper may agree that a specific  discounted  rate will  apply only to  certain  volumes  under the agreement.  Transporter  and Shipper may agree that a specified  discounted rate will apply only to specified  volumes  (MDQ,  TQ,  commodity  volumes,
     Extended  Receipt  and  Delivery  Service  Volumes  or  Authorized  Overrun
     volumes) under the Agreement;  that a specified  discounted rate will apply only if specified  volumes are achieved (with the maximum rates  applicable to volumes above the  specified  volumes or to all volumes if the specified volumes are never  achieved);  that a specified  discounted rate will apply only during  specified  periods of the year or over a specifically  defined period of time; and/or that a specified  discounted rate will apply only to specified  points,  zones,  markets  or other  defined  geographical  area.
     Transporter  and Shipper may agree to a specified  discounted rate pursuant to the provisions of this Section 6.1 provided that the discounted  rate is between the applicable maximum and minimum rates for this service.

6.2  INCIDENTAL CHARGES - Shipper agrees to reimburse Transporter for any filing or similar fees, which have not been previously paid for by Shipper,  which
     Transporter incurs in rendering service hereunder.

6.3  CHANGES IN RATES AND CHARGES - Shipper agrees that  Transporter  shall have the unilateral right to file with the appropriate  regulatory authority and make effective  changes in (a) the rates and charges  applicable to service pursuant to Transporter’s Rate Schedule FT-A, (b) the rate schedule(s)
     pursuant to which service hereunder is rendered or (c) any provision of the
     General  Terms  and   Conditions   applicable  to  those  rate   schedules.
     Transporter  agrees that Shipper may protest or contest the  aforementioned filings,  or  may  seek  authorization  from  duly  constituted  regulatory authorities  for such  adjustment of  Transporter’s  existing FERC Gas
     Tariff as may be found necessary to assure  Transporter just and reasonable rates.

                       ARTICLE VII - BILLINGS AND PAYMENTS

Transporter shall bill and Shipper shall pay all rates and charges in accordance with Articles V and VI, respectively, of the General Terms and Conditions of the
FERC Gas Tariff.

                    ARTICLE VIII - GENERAL TERMS AND CONDITIONS

This  Agreement  shall be subject to the effective  provisions of  Transporter's
Rate Schedule FT-A and to the General Terms and Conditions incorporated therein, as the same may be changed or superseded  from time to time in  accordance  with the rules and regulations of the FERC.

                                                      Service Package No: 40295
                                                                Amendment No: 0

                             ARTICLE IX - REGULATION

9.1  This Agreement  shall be subject to all applicable and lawful  governmental statutes,  orders, rules and regulations and is contingent upon the receipt and continuation of all necessary  regulatory  approvals or  authorizations upon terms  acceptable to Transporter.  This Agreement shall be void and of no force and effect if any necessary regulatory approval is not so obtained or continued.  All Parties hereto shall cooperate to obtain or continue all necessary approvals or authorizations,  but no Party shall be liable to any
     other  Party  for  failure  to  obtain  or  continue   such   approvals  or
     authorizations.

9.2  The  transportation  service  described herein shall be provided subject to
     Subpart G, Part 284 of the FERC Regulations.

                ARTICLE X - RESPONSIBILITY DURING TRANSPORTATION

Except as herein specified,  the  responsibility  for gas during  transportation shall be as stated in the General Terms and Conditions of Transporter's FERC Gas
Tariff Volume No. 1.

                             ARTICLE XI - WARRANTIES

11.1 In addition to the  warranties set forth in Article IX of the General Terms and Conditions of Transporter’s  FERC Gas Tariff, Shipper warrants the following:

     (a)  Shipper  warrants  that all  upstream  and  downstream  transportation arrangements  are in  place,  or will be in place as of the  requested effective  date of service,  and that it has advised the  upstream and downstream  transporters of the receipt and delivery points under this
          Agreement and any quantity  limitations for each point as specified on
          Exhibit “A” attached hereto. Shipper agrees to indemnify and hold  Transporter  harmless for refusal to transport  gas hereunder in the event any upstream or downstream  transporter  fails to receive or deliver gas as contemplated by this Agreement.

     (b)  Shipper  agrees to indemnify  and hold  Transporter  harmless from all suits, actions,  debts, accounts,  damages, costs, losses and expenses
          (including reasonable attorneys fees) arising from or out of breach of any warranty by Shipper herein.

11.2 Transporter shall not be obligated to provide or continue service hereunder in the event of any breach of warranty.

                               ARTICLE XII - TERM

12.1 This contract  shall be effective as of 1 August,  2002 and shall remain in force and effect,  unless modified as per Exhibit B, until 31 October, 2012
     (‘Primary  Term’) and on a month to month basis thereafter unless terminated  by either  Party upon at least  thirty (30) days prior  written notice to the other Party;  provided,  however, that if the Primary Term is one year or more,  then any  rights  to  Shipper’s  extension  of this
     Agreement after the Primary Term shall be governed by Article III,  Section
     10.4 of the General  Terms and  Conditions of  Transporter’s  FERC Gas
     Tariff;  provided  further,  if the FERC or other  governmental body having
     jurisdiction   over  the  service  rendered   pursuant  to  this  Agreement
     authorizes  abandonment of such service,  this Agreement shall terminate on the  abandonment  date  permitted  by the FERC or such  other  governmental body.

                                                      Service Package No: 40295
                                                                Amendment No: 0

12.2 Any portions of this Agreement  necessary to resolve or cash out imbalances under this  Agreement as required by the General  Terms and  Conditions  of
     Transporter’s  Tariff shall survive the other parts of this  Agreement until such time as such balancing has been accomplished; provided, however, that  Transporter  notifies Shipper of such imbalance not later than twelve months after the termination of this Agreement.

12.3 This  Agreement  will  terminate  automatically  upon  written  notice from
     Transporter in the event Shipper fails to pay all of the amount of any bill for service rendered by Transporter  hereunder in accord with the terms and
     conditions  of  Article  VI  of  the  General   Terms  and   Conditions  of
     Transporter’s FERC Gas Tariff.

                              ARTICLE XIII - NOTICE

Except as otherwise  provided in the General Terms and Conditions  applicable to this  Agreement,  any notice under this Agreement shall be in writing and mailed to the post  office  address  of the Party  intended  to  receive  the same,  as follows:

      TRANSPORTER:          Tennessee Gas Pipeline Company
                            P.O. Box 2511
                            Houston, Texas 77252-2511
                            Attention: Director, Transportation Control
         SHIPPER:
            NOTICES:        Selkirk Cogen Partners, L. P.
                            7600 Wisconsin Avenue
                            4th Floor
                            Bethesda, MD 20814

                            Attention: Manager, Gas Operations, Northeast Region

          BILLING:          PG&E Energy Trading - Gas Corporation
                            7600 Wisconsin Avenue
                            3rd Floor
                            Bethesda, MD 20814

                            Attention: Gas Accounting

or to such other  address as either  Party  shall  designate  by formal  written notice to the other.

                            ARTICLE XIV - ASSIGNMENTS

14.1 Either  Party may  assign or  pledge  this  Agreement  and all  rights  and obligations hereunder under the provisions of any mortgage,  deed of trust, indenture,  or  other  instrument  which  it has  executed  or may  execute hereafter as security for indebtedness. Either Party may, without relieving itself of its  obligation  under this  Agreement,  assign any of its rights hereunder  to a company  with which it is  affiliated.  Otherwise,  Shipper shall not assign this Agreement or any of its rights  hereunder,  except in accord with Article III,  Section 11 of the General Terms and Conditions of
     Transporter’s FERC Gas Tariff.

14.2 Any person which shall succeed by purchase, merger, or consolidation to the properties,  substantially as an entirety,  of either Party hereto shall be entitled  to the  rights and shall be  subject  to the  obligations  of its predecessor in interest under this Agreement.

                                                       Service Package No: 40295
                                                                Amendment No: 0

                                ARTICLE XV - MISCELLANEOUS

15.1 THE  INTERPRETATION AND PERFORMANCE OF THIS CONTRACT SHALL BE IN ACCORDANCE
     WITH AND CONTROLLED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO
     THE DOCTRINES GOVERNING CHOICE OF LAW.

15.2 If any provision of this  Agreement is declared null and void, or voidable, by  a  court  of  competent  jurisdiction,  then  that  provision  will  be considered severable at either Party’s option; and if the severability option is exercised, the remaining provisions of the Agreement shall remain in full force and effect.

15.3 Unless otherwise expressly provided in this Agreement or Transporter’s
     Gas Tariff,  no  modification  of or supplement to the terms and provisions stated in this  Agreement  shall be or become  effective  until Shipper has submitted  a request  for  change  through  PASSKEY  and  Shipper  has been notified  through PASSKEY of  Transporter’s  agreement to such change.

15.4 Exhibit "A" attached hereto is incorporated  herein by reference and made a part hereof for all purposes.

     IN WITNESS  WHEREOF,  the Parties  hereto have caused this  Agreement to be duly executed as of the date first hereinabove written.

                  TENNESSEE GAS PIPELINE COMPANY

                  BY:/s/ J.P. DICKERSON
                     -----------------------
                     Agent and Attorney-in-Fact

                  SELKIRK COGEN PARTNERS, L.P.
                  By: JMC Selkirk, Inc., Managing General Partner

                  BY:/s/ E.K. HAUSER
                     -----------------------
                  TITLE: Senior Vice President
                  DATE: 6/28/02

                                   EXHIBIT "A"
                         TO GAS TRANSPORTATION AGREEMENT
                              DATED August 1, 2002
                                     BETWEEN
                         TENNESSEE GAS PIPELINE COMPANY
                                       AND
                          SELKIRK COGEN PARTNERS, L.P.

SELKIRK COGEN PARTNERS, L.P.
EFFECTIVE DATE OF AMENDMENT: AUGUST 1, 2002
RATE SCHEDULE: FT-A
SERVICE PACKAGE: 40295
SERVICE PACKAGE TQ: 21000 Dth

METER   METER NAME   INTERCONNECT PARTY NAME    COUNTY       ST  ZONE  R/D  LEG  TOTAL-TQ  BILLABLE-TQ
------------------------------------------------------------------------------------------------------

012181  WRIGHT SMS   IROQUOIS GAS                SCHOHARIE   NY   05    R   200   21000       21000
                     TRANSMISSION SYSTEM

020731  SELKIRK SMS  SELKIRK COGEN               ALBANY      NY   05    D   200   21000       21000
                     PARTNERS, L.P.

                                                              Total Receipt TQ     21000      21000
                                                              Total Delivery TQ    21000      21000

NUMBER OF RECEIPT POINTS: 1
NUMBER OF DELIVERY POINTS: 1

Note:  Exhibit "A" is a reflection of the contract and all  amendments as of the amendment effective date.